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                                                                Exhibit 3.02(a)


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                                RESTATED BY-LAWS

                                       OF

                        EDUCATION MANAGEMENT CORPORATION


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                                TABLE OF CONTENTS


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Article I -- Offices

         Section 1.01.     Registered Office .............................     1
         Section 1.02.     Other Offices .................................     1

Article II -- Meetings of Shareholders

         Section 2.01.     Annual Meetings ...............................     1
         Section 2.02.     Voting ........................................     2
         Section 2.03.     Quorum ........................................     3
         Section 2.04.     Special Meetings ..............................     4
         Section 2.05.     Notice of Meetings ............................     4
         Section 2.06.     Action Without Meeting ........................     4

Article III -- Directors

         Section 3.01.     Number and Term ...............................     5
         Section 3.02.     Resignations ..................................     5
         Section 3.03.     Vacancies .....................................     5
         Section 3.04.     Removal .......................................     6
         Section 3.05.     Powers ........................................     6
         Section 3.06.     Committees of the Board of Directors ..........     6
                                      Audit Committee ....................     6
                                      Compensation Committee .............     7
                                      Other Committees ...................     8
         Section 3.07.     Meetings ......................................     9
                                      Special Meetings ...................    10
                                      Regular Meetings ...................    10
         Section 3.08.     Quorum ........................................    10
         Section 3.09.     Compensation ..................................    11
         Section 3.10.     Action Without Meeting; Presence
                                      at Meetings ........................    11
         Section 3.11.     Director's Duties and Obligations .............    12
                                      Standard of Care ...................    12
                                      Consideration of Factors ...........    13
                                      Presumption ........................    13
         Section 3.12.     Limitation of Personal Liability of
                                      Directors ..........................    14

Article IV -- Officers

         Section 4.01.     Officers ......................................    14
         Section 4.02.     Other Officers and Agents .....................    15
         Section 4.03.     Resignation; Removal ..........................    15
         Section 4.04.     Chairman ......................................    15
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                                TABLE OF CONTENTS
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         Section 4.05.     President .....................................    16
         Section 4.06.     Executive, Senior and Other Vice
                                      Presidents .........................    16
         Section 4.07.     Treasurer .....................................    17
         Section 4.08.     Secretary .....................................    18
         Section 4.09.     Controller ....................................    18
         Section 4.10.     Assistant Secretaries .........................    19
         Section 4.11.     Assistant Treasurers ..........................    19

Article V -- Miscellaneous

         Section 5.01.     Certificates of Stock .........................    19
         Section 5.02.     Transfer Agents and Registrars ................    20
         Section 5.03.     Lost Certificates .............................    20
         Section 5.04.     Transfer of Shares ............................    21
         Section 5.05.     Shareholders Record Date ......................    22
         Section 5.06.     Dividends .....................................    23
         Section 5.07.     Registered Shareholders .......................    23
         Section 5.08.     Seal ..........................................    24
         Section 5.09.     Fiscal Year ...................................    24
         Section 5.10.     Checks ........................................    24
         Section 5.11.     Execution of Proxies ..........................    24
         Section 5.12.     Notice and Waiver of Notice ...................    24
         Section 5.13.     Reference to Articles of
                                      Incorporation ......................    25

Article VI -- Amendments .................................................    26


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                                RESTATED BY-LAWS

                                       OF

                        EDUCATION MANAGEMENT CORPORATION

                                    ARTICLE I

                                     Offices

                  Section 1.01. Registered Office. The registered office of the Corporation in the Commonwealth of Pennsylvania shall be established and maintained at 300 Sixth Avenue, Pittsburgh, Pennsylvania, or such other location as may be designated by the Board of Directors from time to time.

                  Section 1.02. Other Offices. The Corporation may have other offices, either within or without the Commonwealth of Pennsylvania, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Shareholders

                  Section 2.01. Annual Meetings. Annual meetings of shareholders for the election of directors and for the transaction of any proper business shall be held at such place, either within or without the Commonwealth of Pennsylvania. An annual meeting of the shareholders shall be held on the first ______ of ________ in each year; or, if that day shall fall upon a holiday, then on the next succeeding business day, at 10:00 A.M. If the annual meeting of shareholders is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. At each annual meeting the shareholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as may properly be brought before the meeting.

                  Section 2.02. Voting. Each shareholder entitled to vote in accordance with the terms of the Articles of Incorporation and in accordance with the provisions of these Restated By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock outstanding and entitled to vote held by such shareholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any shareholder, the vote for directors and the vote upon any question before the meeting shall be by written ballot. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of stock outstanding and having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of a statute or of the Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

                  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of shareholders, a complete list of the shareholders


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entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city or town where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

                  Section 2.03. Quorum. At all meetings of shareholders, except as otherwise required by statute or by the Articles of Incorporation, the presence, in person or by proxy, of the holders of a majority of the shares of stock outstanding and entitled to vote thereat shall be requisite for and shall constitute a quorum for the transaction of business. In case a quorum shall not be present at any meeting, a majority in interest of the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, with prompt notice of the place, date and time of the adjourned meeting given to all shareholders, until the requisite amount of shares entitled to vote shall be present or represented. At any such adjourned meeting at which the requisite amount of shares entitled to vote shall be present or represented, any business may be transacted which might have been


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transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

                  Section 2.04. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman, the President or the Secretary and shall be called by the Chairman, the President or the Secretary at the request of the Board of Directors or at the request in writing of the holders of a majority of the shares of each class of stock outstanding and having voting power. Such request shall state the purpose or purposes of the proposed meeting. Special meetings may be held at such time and place, within or without the Commonwealth of Pennsylvania, as shall be stated in the notice of the meeting.

                  Section 2.05. Notice of Meetings. Written notice, stating the place, date and time of any meeting, annual or special, and, if a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote thereat, not less than 20 nor more than 60 days before the date of the meeting.

                  Section 2.06. Action Without Meeting. Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of the


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shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of 100% of the outstanding voting stock.

                                   ARTICLE III

                                    Directors

                  Section 3.01. Number and Term. The number of directors which shall constitute the whole Board of Directors shall be seven. The directors shall be elected at the annual meeting of the shareholders and each director shall be elected to hold office until his successor shall be elected and qualified. Directors need not be shareholders.

                  Section 3.02. Resignations. Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

                  Section 3.03. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the remaining members of the Board of Directors though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders at the next annual


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meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

                  Section 3.04. Removal. Any director or directors may be removed for cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the holders of such shares, and the vacancies thus created may be filled, at such meeting or at any subsequent meeting, by the affirmative vote of a majority in interest of the shareholders entitled to vote. For the purpose of this by-law, "cause" with respect to a director's removal shall mean such director's reckless disregard for his duties to the Corporation, bad faith, gross negligence, willful misconduct or fraud.

                  Section 3.05. Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all the powers of the Corporation and do all lawful acts and things which are not conferred upon or reserved to the shareholders by law, by the Articles of Incorporation or by these Restated By-Laws.

                  Section 3.06.  Committees of the Board of Directors.

                  (a) Audit Committees. The Board of Directors may, by resolution passed by the affirmative vote of 75% of the members of the whole Board of Directors, designate an Audit Committee, to consist of three directors, none of whom (but one) shall be employees or officers of the Corporation. A majority of the members of the Audit Committee shall constitute a quorum.


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                  The Audit Committee shall from time to time review and make recommendations to the Board of Directors with respect to the selection of independent auditors, the fees to be paid such auditors, the adequacy of the audit and accounting procedures of the Corporation, and such other matters as may be specifically delegated to the Committee by the Board of Directors. In this connection the Audit Committee shall, at its request, meet with representatives of the independent auditors and with the financial officers of the Corporation separately or jointly.

                  (b) Compensation Committee. The Board of Directors may, by resolution passed by the affirmative vote of 75% of the members of the whole Board of Directors, designate a Compensation Committee, to consist of three directors, none of whom (but one) shall be employees or officers of the Corporation. A majority of the members of the Compensation Committee shall constitute a quorum, except that no quorum shall be present if the only members in attendance are directors who are not employees or officers of the Corporation.

                  The Compensation Committee shall have the sole power to recommend to the Board of Directors the management remuneration policies of the Corporation including but not limited to increases in salary rates and fringe benefits of elected officers, other remuneration plans such as incentive compensation, deferred compensation and stock option plans, directors' compensation and benefits and such other matters


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         as may be specifically delegated to the Committee by the Board of
         Directors. In addition, the Compensation Committee shall have power to authorize or recommend transfers of shares of any class of stock which may, under agreements that are exhibits to and made a part of the Stockholders Agreement, be effected only upon the recommendation or authorization, as the case may be, of the Compensation Committee.

                  (c) Other Committees. The Board of Directors may, by resolution passed by the affirmative vote of 75% of the members of the whole Board of Directors, designate one or more additional committees, each committee to consist of three or more of the directors of the Corporation at least one of whom shall not be an employee or officer of the Corporation. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; provided, that no quorum shall be present in such case if the only members in attendance are directors who are employees or officers of the Corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all


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         the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it;
         but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Restated By-Laws or approving or recommending any other Significant Transaction (as such term is defined in the Stockholders Agreement); and, unless the resolution or the Articles of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                  Section 3.07. Meetings. Meetings of the Board of Directors shall be held at such place, either within or without the Commonwealth of Pennsylvania, as the Board of Directors shall from time to time designate or as may be specified in the notice of such meeting.


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                  Special Meetings of the Board of Directors may be held at any time upon the call of the Chairman, the President or the Secretary by notice, stating the place, date and time of such meeting, and the purpose or purposes for which it is called, to each director given not less than 14 days, or not less than 21 days in the case of notice given by mail, before such meeting. Special meetings shall be called by the Chairman, the President or the Secretary in like manner and on like notice on the written request of two directors.

                  Regular Meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. The first meeting of a newly elected Board of Directors shall be held without notice as soon as practicable after each annual meeting of the shareholders at the same place at which such meeting was held, provided a quorum is present. If a quorum is not present, such first meeting may be held at such time and at such place as shall be specified in a notice given as herein provided for special meetings of the Board of Directors.

                  Section 3.08. Quorum. Except as hereinafter provided, not less than 70% of the total number of directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and notice of the time and place of the adjourned meeting shall be given to each director not less than 10 days before such meeting. The vote of the majority of the directors present at a meeting at


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which a quorum is present shall be the act of the Board of Directors unless a statute or the Articles of Incorporation shall require a vote of a greater number; provided, however, that the following actions shall require the affirmative vote of 75% of the members of the whole Board of Directors:

                  (a) adoption of incentive stock option plans;

                  (b) designation of a Committee pursuant to Section 3.06 of this Article III; and

                  (c) modification of these Restated By-Laws when such power is conferred upon the Board of Directors by the Articles of Incorporation.

provided, further, that such other actions as require the affirmative vote of more than the majority of the whole Board of Directors pursuant to the Stockholders Agreement may only be validly approved by such greater number.

                  Section 3.09. Compensation. Unless otherwise restricted by the Articles of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                  Section 3.10. Action Without Meeting; Presence at Meetings. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at


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any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                  Unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors, or any committee designated by such Board of Directors, may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                  Section 3.11.  Director's Duties and Obligations.

                  (a) Standard of Care. A director of the Corporation shall stand in a fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:


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                           (1) One or more officers or employees of the
                  Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

                           (2) Counsel, public accountants or other persons as
                  to matters which the director reasonably believes to be within the professional or expert competence of such person; or

                           (3) A committee of the Board of Directors upon which
                  he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

                  A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

                  (b) Consideration of Factors. In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of the standard set forth in paragraph (a) of this Section.

                  (c) Presumption. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a


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         director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

                  Section 3.12. Limitation of Personal Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its shareholders or to any other person for monetary damages as such for any action taken, or for any failure to take any action, unless (i) the director has breached or failed to perform the duties of his office under these Restated By-Laws or applicable law and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The limitation on liability appearing in this Section 3.12 shall not apply, however, to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law.

                                   ARTICLE IV

                                    Officers

                  Section 4.01. Officers. The officers of the Corporation shall be the Chairman, a President, a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors, and who shall hold office until their successors shall be elected and qualified. The Board of Directors also may elect one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices, except the offices of President and Secretary, may be held by the same person. The officers shall be elected annually by the Board of


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Directors at its first meeting following the annual meeting of shareholders and shall hold office until their successors are chosen and qualify.

                  Section 4.02. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

                  Section 4.03. Resignation; Removal. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective. Any officer may be removed, for or without cause, at any time by the affirmative vote of a majority of the Board of Directors, excluding, however, that officer if he also is a director. Any vacancy occurring in any office shall be filled for the unexpired portion of the term by the Board of Directors.

                  Section 4.04. Chairman. The Chairman shall be the chief executive officer of the Corporation and shall have the general and active management of the business of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed. The Chairman shall, if present, preside at each meeting of the shareholders and of the Board of Directors


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and shall be a member of the Compensation Committee and of any other Committee to which he may be appointed by the Board of Directors. The Chairman shall perform all duties incident to the Office of Chairman and chief executive officer and such other duties as may from time to time be assigned to him by the Board of Directors. The offices of Chairman and President may be held by the same individual.

                  Section 4.05. President. The President shall be the chief operating officer of the Corporation and shall have general and active supervision and direction over the business and affairs of the Corporation and over its several officers, subject however, to the direction of the Chairman and the control of the Board of Directors. He shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman, or these Restated By-Laws. At the request of the Chairman, or in the case of his absence or inability to act, the President shall perform the duties of the Chairman and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman.

                  Section 4.06. Executive, Senior and Other Vice Presidents. The Vice Presidents (including Executive and Senior Vice Presidents), if any, respectively shall have such powers and perform such duties as may be assigned to them from time to time by the Board of Directors, the Chairman or the President. In the absence of the Chairman and the President, or in the event of the inability of the Chairman and the President to act, the Executive Vice Presidents, if any, in the order of their annual election,


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shall have authority to exercise the power and perform the duties of the
Chairman and of the President. In the absence of the Chairman, the President and any Executive Vice President, or in the event of the inability of the Chairman, the President and all of the Executive Vice Presidents to act, the Senior Vice Presidents, if any, in the order of their annual election, shall have authority to exercise the power and perform the duties of the Chairman and of the President. In the absence of the Chairman, the President, any Executive Vice President and any Senior Vice President, or in the event of the inability of the Chairman, the President, all of the Executive Vice Presidents and all of the Senior Vice Presidents to act, the Vice Presidents, if any, in the order of their annual election, shall have authority to exercise the power and perform the duties of the Chairman and of the President.

                  Section 4.07. Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors, or any officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors, shall, from time to time, direct or approve, he shall disburse the funds of the Corporation under the direction of the Board of Directors, the Chairman or the President. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board of Directors shall require. He shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation and shall generally


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perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve.

                  Section 4.08. Secretary. The Secretary shall attend all meetings of the Board of Directors and the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the Board of Directors. He shall attend to the giving of notice of all meetings of the shareholders and, if notice is required, of meetings of the Board of Directors and of committees thereof; he shall have custody of the corporate seal and, when authorized by the Board of Directors, shall have authority to affix the same to any instrument and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or an Assistant Treasurer. He shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall generally perform all the duties appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the President shall perform his duties.

                  Section 4.09. Controller. The Controller shall perform such duties as shall be assigned to him by the Chairman, the President or such Vice President as may be responsible for financial matters. In the absence or disability of the


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Controller, his duties may be exercised by the Assistant Controller or the
Assistant Controllers, if any, in the order determined by the Board of Directors or, failing such designation, in the order of their last elections to that office.

                  Section 4.10. Assistant Secretaries. Each Assistant Secretary, if any, shall perform such duties and have such powers as may, from time to time, be assigned to him by the Board of Directors. In the absence or disability of the Secretary, his duties shall be performed and his powers may be exercised by the Assistant Secretary or the Assistant Secretaries, if any, in the order determined by the Board of Directors or, failing such designation, in the order of their last election to that office.

                  Section 4.11. Assistant Treasurers. Each Assistant Treasurer, if any, shall perform such duties and have such powers as may, from time to time, be assigned to him by the Board of Directors. In the absence or disability of the Treasurer, his duties shall be performed and his powers may be exercised by the Assistant Treasurer or the Assistant Treasurers, if any, in the order determined by the Board of Directors or, failing such designation, in the order of their last election to that office.

                                    ARTICLE V

                                  Miscellaneous

                  Section 5.01. Certificates of Stock. The shares of stock of the Corporation shall be represented by certificates in such form as shall be determined by the Board of Directors and shall be signed by the Chairman or the President or a Vice


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



President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

                  Section 5.02. Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as Transfer Agents and Registrars of the shares of stock of the Corporation, and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

                  Section 5.03. Lost Certificates. In case any certificate representing shares shall be lost, stolen or destroyed, the Board of Directors, or any officer or officers authorized by the Board of Directors, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen or destroyed, and if the Corporation shall have a Transfer Agent and Registrar, may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar. In each such cases the applicant for a substitute certificate shall furnish to the

Corporation, and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

                  Section 5.04. Transfer of Shares. Transfers of shares shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates of a like number of shares, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require. Prior to a Public Distribution, all certificates evidencing shares of common stock of this Corporation shall bear the following legend:

                  The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933 and any applicable state securities and "blue sky" laws, and in reliance upon the holder's representation that such securities were being acquired for investment and not for resale. No transfer of such securities may be made on the books of the issuer unless accompanied by an opinion of counsel, satisfactory to the issuer, that such transfer may properly be made without registration under the Securities Act of 1933 or that such securities have been so registered under a registration statement which is in effect at the date of such transfer.

No shares of this Corporation shall be transferred except in compliance with the above-described legend and the other restrictions on transfer contained in the Stockholders Agreement and agreements that are exhibits thereto and made a part thereof.

Further, prior to a Public Distribution, no transfer of any shares of common stock to any person other than the Corporation may be effected unless the Corporation shall have been furnished with an opinion of counsel, satisfactory in form and substance to the Corporation, to the effect that such transfer may properly be made without registration under the Securities Act of 1933 because of the availability of an exemption from registration under that Act and the rules and regulations promulgated thereunder and under any applicable state securities or "blue sky" laws. The Board of Directors shall have the power to waive the foregoing condition. For purposes of this by-law, the term "Public Distribution" means a public offering of common stock of the Corporation pursuant to an effective registration statement under the Securities Act of 1933 at the conclusion of which (i) the Corporation is required to register shares of its common stock under Section 12(b) or (g) of the Securities Exchange Act of 1934 and (ii) 25% of the outstanding common stock of the Corporation shall have been sold to the public pursuant to one or more effective registration statements under the Securities Act of 1933.

                  Section 5.05. Shareholders Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  Section 5.06. Dividends. Subject to the provisions of the Articles of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart, out of any funds of the Corporation available for dividends, such sum or sums as the directors, from time to time, in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation, and in its discretion the Board of Directors may decrease or abolish any such reserve.

                  Section 5.07. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and other distributions, and to vote as such owner, and to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                  Section 5.08. Seal. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, PENNSYLVANIA." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                  Section 5.09. Fiscal Year. The fiscal year of the Corporation shall commence on the first day of July and end on the last day of June.

                  Section 5.10. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board of Directors.

                  Section 5.11. Execution of Proxies. The Chairman or the President, or, in the absence or disability of the Chairman and the President, a Vice President, may authorize, from time to time, the signature and issuance of proxies to vote upon shares of stock of other corporations standing in the name of the Corporation or authorize the execution of consents to action taken or to be taken by such other corporation. All such proxies and consents shall be signed in the name of the Corporation by the Chairman or the President or a Vice President and by the Secretary or an Assistant Secretary.

                  Section 5.12.  Notice and Waiver of Notice.  Whenever
any notice is required to be given under the provisions of any law, of the Articles of Incorporation or of these Restated By-Laws, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Notice to directors may also be given by telex, cable or telegram. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

                  Whenever any notice whatsoever is required to be given under the provisions of any law or of the Articles of Incorporation or of these Restated By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Articles of Incorporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  Section 5.13. Reference to Articles of Incorporation. Any reference in these Restated By-Laws to the Articles of

Incorporation shall be a reference to the Corporation's Restated Articles of Incorporation filed with the Department of State of the Commonwealth of Pennsylvania, along with the Articles of Merger of the Corporation, effective as of April 30, 1991, as the same may thereafter be amended or supplemented.

                                   ARTICLE VI

                                   Amendments

                  These Restated By-Laws may be altered, amended or repealed, and new by-laws may be adopted, only by the affirmative vote of 67% of the outstanding shares of common stock entitled to vote or, when such power is conferred upon the Board of Directors by the Articles of Incorporation, by the affirmative vote of 75% of the members of the whole Board of Directors, at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of the proposed alteration, amendment, repeal or adoption be contained in the notice of such special meeting.

                                              Approved by the Board of Directors
                                              and Shareholders on April 24, 1991